UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  July 30, 2009

Averion International Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-50095	20-4354185
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 Turnpike Road, Southborough, Massachusetts		01772
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  508-597-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On July 30, 2009, we entered into that certain Second Omnibus Amendment (the “Second Omnibus Amendment”) with: (i) the 2007 Buyers (defined below) holding at least sixty six and two thirds percent (66 2/3%) of the aggregate original principal amount of the 2007 Notes (defined below) (a “2007 Required Majority”); and (ii) the 2008 Buyers (defined below) holding at least sixty six and two thirds percent (66 2/3%) of the aggregate original principal amount of the 2008 Notes (defined below) (a “2008 Required Majority”).  The Second Omnibus Amendment amends: (i) those certain 2007 Notes entered into in connection with the Securities Purchase Agreement, dated as of October 31, 2007, by and among the Company and certain buyers (the “2007 Buyers”), as amended (the “2007 SPA”), pursuant to which the 2007 Buyers purchased senior secured notes in the aggregate original principal amount of Twenty Six Million Dollars ($26,000,000) (the “2007 Notes”); (ii) those certain 2008 Notes entered into in connection with that certain Securities Purchase Agreement, dated as of June 27, 2008, by and among the Company and certain buyers (the “2008 Buyers,” and together with the 2007 Buyers, the “Buyers”), pursuant to which the 2008 Buyers purchased senior secured notes in the aggregate original principal amount of Two Million Dollars ($2,000,000) (the “2008 Notes”), each as previously amended by that certain Omnibus Amendment, dated March 13, 2009 (the “First Amendment”); and (iii) those certain New Notes (defined below) issued in connection with the First Amendment, pursuant to which certain 2007 Buyers were issued additional senior secured notes, in the aggregate original principal amount of Three Hundred Thirty Thousand Dollars ($330,000), in lieu of payment of the applicable transaction fees originally due to the 2007 Buyers under the 2007 SPA (the “New Notes,” and together with the 2007 Notes and the 2008 Notes, the “Notes”).

As of June 30, 2009, the Company owed an aggregate of One Million Nine Hundred Fifty Two Thousand Seven Hundred Sixty Dollars ($1,952,760) to the Buyers for Quarterly Interest Payments (as defined in the Notes) that had not been paid by the Company in accordance with the terms of the First Amendment (the “Past Interest Amount”).

Pursuant to the Second Omnibus Amendment, the Company, a 2007 Required Majority and a 2008 Required Majority amended the Notes to provide that the Past Interest Amount would be paid to the Buyers, on a pro rata basis, as follows: (i) Five Hundred Fifty Four Thousand Four Hundred Twelve Dollars ($554,412) on or before July 31, 2009; (ii) Six Hundred Ninety Two Thousand Thirty Nine Dollars ($692,039) on or before August 31, 2009; and (iii) Seven Hundred Six Thousand Three Hundred Nine Dollars ($706,309) on or before September 28, 2009 (collectively, the “Interest Payments”), such that, on September 28, 2009, the Interest Payments would be paid in full and in full satisfaction of the Past Interest Amount, it being understood that no additional interest shall accrue on the Past Interest Amount prior to its repayment.

In addition, pursuant to the Second Omnibus Amendment, each Buyer agreed to waive: (i) any all rights and remedies with respect to any existing payment default under the Notes, including, without limitation, with respect to the Past Interest Amount; and (ii) any and all rights with respect to any payment default under any Note that may occur prior to October 1, 2009 as well as any and all other rights and remedies arising therefrom; provided, however, that if the Company fails to timely pay any Interest Payment on or before its respective due date, the waivers set forth in this paragraph shall automatically be rescinded by the Buyers and the Buyers shall have all of the rights and remedies with respect to all payment defaults as provided for in the Notes.

A copy of the Second Omnibus Amendment is attached as Exhibit 10.67 to this Current Report on Form 8-K.

Item 9.01.		Financial Statements and Exhibits.

(d)	Exhibits.
	10.67	Second Omnibus Amendment, dated July 30, 2009, between Averion International Corp. and the signatories thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Averion International Corp.

	By:	/s/ Lawrence R. Hoffman
Lawrence R. Hoffman
Chief Financial Officer

Dated: August 4, 2009